EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation in the form 10-K of Lincoln International Corporation of our report dated January 31, 2004, relating to the audited financial statements of Lincoln International Corporation as of and for the year ended July 31, 2003 as well as the adjustments described in Note B to the financial statements that were applied to restate the July 31, 2002 and 2001 financial statements.



                                Carpenter, Mountjoy & Bressier, PSC

                                /s/ CARPENTER, MOUNTJOY & BRESSIER, PSC
                                _______________________________________

                                Date:  April 5, 2004